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                                                                   Exhibit 10.16

                           BAXTER INTERNATIONAL INC.
               RESTRICTED STOCK PLAN FOR NON-EMPLOYEE DIRECTORS
                 As amended and restated effective May 1, 2001
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     This Plan contains the terms and conditions on which grants of common stock of Baxter International Inc. ("Restricted Stock") are made to the directors of Baxter International Inc. ("Baxter").

1.   Eligibility and Grants of Restricted Stock

1.1 Each eligible director shall receive grants of Restricted Stock in accordance with this section 1 without further action by the board of directors or any of its committees. The provisions of this section 1 shall not be amended more than once every six months, other than to comport with changes in the Internal Revenue Code, the Employee Retirement Income Security Act, or the rules thereunder.

1.2  [Subsection Intentionally Left Blank]

1.3  [Subsection Intentionally Left Blank]

1.4  Board Retirement Benefit.  Each director on May 1, 2001 who is age 65 or
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older and has at least five years of service as a non-employee director as of such date will receive, upon ceasing membership on the Board of Directors (for a reason other than removal for cause), a retirement benefit equal to 1,000 shares of Restricted Stock for each twelve-month period of service as a non-employee director as of May 1, 2001. No Restricted Stock grant shall be made to any director who elects prior to May 1, 2001 to receive stock options in lieu thereof. The Restricted Stock grant shall be made effective on the director's last day of membership on the board.

1.5 Each grant of Restricted Stock shall be issued from shares held by Baxter in its treasury and when so issued, such shares shall be fully paid and non-assessable

2.   Agreement and Certificates

     [Section Intentionally Left Blank]

3.   Vesting

3.1  [Subsection Intentionally Left Blank]

3.2  [Subsection Intentionally Left Blank]

3.3  Board Retirement Benefit.  Each director who receives a Restricted Stock
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grant pursuant to section 1.4 of this Plan shall become vested in those shares of Restricted Stock on the grant date.

3.4  [Subsection Intentionally Left Blank]
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3.5  When a director's rights to Restricted Stock become vested, the director shall be entitled to receive certificates representing shares of Baxter's common stock, $1.00 par value, ("Common Stock") free and clear of all restrictions, except as otherwise provided in section 7.2 of this Plan. The certificates representing these shares shall be delivered to the director within 30 days after the date such rights become vested.

4.   Rights of Participants

     [Section Intentionally Left Blank]

5.   Adjustment

     In the event of any merger, consolidation or reorganization of Baxter with any other corporation or corporations, there shall be substituted for each of the shares of Restricted Stock then subject to the Plan the number and kind of shares of stock or other securities to which the holders of the shares of Common Stock will be entitled pursuant to the transaction. In the event of any recapitalization, stock dividend, stock split, combination of shares or other change in the Common Stock, the number of shares of Restricted Stock then subject to the Plan shall be adjusted in proportion to the change in outstanding shares of Common Stock.

6.   Acceleration

     [Section Intentionally Left Blank]

7.   General

7.1 Subject to the limitation in section 1.1, the Board may amend or discontinue the Plan at any time. However, no such amendment or discontinuance shall, subject to adjustment under section 5, change or impair, without the consent of the recipient, the terms of Restricted Stock previously granted.

7.2  Notwithstanding any provision in this Plan to the contrary:
(a) Baxter may, if it shall determine it necessary or desirable for any reason, at the time of award of any Restricted Stock or at the time of the removal of the restrictions imposed on such shares and the issuance of shares of otherwise unrestricted Common Stock, require the recipient of the shares, as a condition to the receipt thereof, to deliver to Baxter a written representation of present intention to acquire the Restricted Stock or the shares of Common Stock for his or her own account for investment and not for distribution and (b) if at any time Baxter further determines, in its sole discretion, that the listing, registration or qualification of any Restricted Stock or shares of Common Stock is necessary on any securities exchange or under any federal or state securities or blue sky law, or that the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with the award of any Restricted Stock or the removal of any restrictions imposed on such shares, such Restricted Stock shall not be awarded or such restrictions shall not be removed, as the case may be, in whole or in part, unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to Baxter.

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7.3  Baxter may require a participant to pay to Baxter any amounts required to be withheld under applicable income tax laws as a condition for the issuance of any Common Stock.

7.4 No director in this Plan shall have any right because he or she is a participant in the Plan to continue as a director of Baxter for any period of time or to continue his or her present or any other rate of compensation.

7.5 This Plan shall continue in effect until all restriction imposed on shares of Common Stock by it have lapsed and all unrestricted shares of Common Stock required to be issued pursuant to the Plan have been issued.

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